Roper Technologies announces second quarter financial results

Sarasota, Florida, July 24, 2024 ... Roper Technologies, Inc. (Nasdaq: ROP) reported financial results for the second quarter ended June 30, 2024. The results in this press release are presented on a continuing operations basis.

Second quarter 2024 highlights

•Revenue increased 12% to $1.72 billion; organic revenue increased 4%
•GAAP DEPS decreased 7% to $3.12; adjusted DEPS increased 9% to $4.48
•GAAP net earnings decreased 7% to $337 million; adjusted net earnings increased 9% to $483 million
•Adjusted EBITDA increased 13% to $695 million
•Operating cash flow increased 20% to $384 million

"Our portfolio of market-leading technology businesses delivered a solid quarter, highlighted by 12% revenue growth, 13% EBITDA growth, and 24% free cash flow growth," said Neil Hunn, Roper Technologies’ President and CEO. "Importantly, our second quarter free cash flow of $367 million brings our trailing-twelve-month adjusted free cash flow to $2.1 billion, representing 32% of revenue."

"During the quarter, we saw improving demand for our enterprise software partially offset by production timing at Neptune. Given these factors, we are increasing the low end of our full year guidance. Additionally, we remain well positioned to execute our disciplined and process-driven capital deployment strategy, with a robust pipeline of attractive acquisition opportunities and substantial M&A capacity," concluded Mr. Hunn.

Updating 2024 guidance

Roper now expects full year 2024 adjusted DEPS of $18.10 - $18.25, compared to previous guidance of $18.05 - $18.25. The Company continues to expect full year total revenue growth of approximately 12% and organic revenue growth of approximately 6%.

For the third quarter of 2024, the Company expects adjusted DEPS of $4.50 - $4.54.

The Company’s guidance excludes the impact of unannounced future acquisitions or divestitures.

Conference call to be held at 8:00 AM (ET) today

A conference call to discuss these results has been scheduled for 8:00 AM ET on Wednesday, July 24, 2024. The call can be accessed via webcast or by dialing +1 800-836-8184 (US/Canada) or +1 646-357-8785, using conference call ID 31548. Webcast information and conference call materials will be made available in the Investors section of Roper’s website (www.ropertech.com) prior to the start of the call. The webcast can also be accessed directly by using the following URL https://event.webcast. Telephonic replays will be available for up to two weeks and can be accessed by dialing +1 646-517-4150 with access code 31548#.

Use of non-GAAP financial information

The Company supplements its consolidated financial statements presented on a GAAP basis with certain non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. Reconciliation of non-GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial schedules or tables. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated.

Minority interests

Following the sale of a majority stake in its industrial businesses to CD&R, Roper holds a minority interest in Indicor. The fair value of Roper’s equity investment in Indicor is updated on a quarterly basis and reported as "equity investments (gain) loss, net." Roper also holds a minority interest in Certinia, a leading provider of professional services automation software. The Company’s investment is accounted for under the equity method and its proportionate share of earnings or loss associated with this investment is reported as "equity investments (gain) loss, net." Roper makes non-GAAP adjustments for the impacts associated with these investments.

Table 1: Revenue and adjusted EBITDA reconciliation ($M) (from continuing operations)
	Q2 2023	Q2 2024	V %
GAAP revenue	$1,531	$1,717	12%

Components of revenue growth
Organic			4%
Acquisitions			8%
Foreign exchange			—%
Revenue growth			12%

Adjusted EBITDA reconciliation
GAAP net earnings	$361	$337
Taxes	103	88
Interest expense	35	68
Depreciation	9	9
Amortization	176	192
EBITDA	$683	$694	2%

Financial impacts associated with the minority investments in Indicor & Certinia A	(66)	1
Adjusted EBITDA	$617	$695	13%
% of revenue	40.3%	40.5%	+20 bps

Table 2: Adjusted net earnings reconciliation ($M) (from continuing operations)
	Q2 2023	Q2 2024	V %
GAAP net earnings	$361	$337	(7)%
Financial impacts associated with the minority investments in Indicor & Certinia A	(53)	—
Amortization of acquisition-related intangible assets B	135	146
Adjusted net earnings	$442	$483	9%

Table 3: Adjusted DEPS reconciliation (from continuing operations)
	Q2 2023	Q2 2024	V %
GAAP DEPS	$3.36	$3.12	(7)%
Financial impacts associated with the minority investments in Indicor & Certinia A	(0.50)	—
Amortization of acquisition-related intangible assets B	1.25	1.35
Adjusted DEPS	$4.12	$4.48	9%

Table 4: Adjusted cash flow reconciliation ($M) (from continuing operations)
	Q2 2023	Q2 2024	V %	TTM 2024
Operating cash flow	$320	$384	20%	$2,168
Taxes paid in period related to divestiture	—	—		32
Adjusted operating cash flow	$320	$384	20%	$2,200
Capital expenditures	(15)	(7)		(59)
Capitalized software expenditures	(9)	(11)		(41)
Adjusted free cash flow	$295	$367	24%	$2,100

Table 5: Forecasted adjusted DEPS reconciliation (from continuing operations)
	Q3 2024		FY 2024
	Low end	High end	Low end	High end
GAAP DEPS C	$3.16	$3.20	$12.76	$12.91
Transaction-related expenses for completed acquisitions	—	—	0.01	0.01
Financial impacts associated with the minority investments in Indicor & Certinia A	TBD	TBD	TBD	TBD
Amortization of acquisition-related intangible assets B	1.34	1.34	5.33	5.33
Adjusted DEPS	$4.50	$4.54	$18.10	$18.25

Footnotes:

A.	Adjustments related to the financial impacts associated with the minority investments in Indicor & Certinia as shown below ($M, except per share data). Forecasted results do not include any potential impacts associated with our minority investments in Indicor or Certinia, as these potential impacts cannot be reasonably predicted. These impacts will be excluded from all non-GAAP results in future periods.

		Q2 2023A	Q2 2024A	Q3 2024E	FY 2024E
	Pretax	$(66)	$1	TBD	TBD
	After-tax	$(53)	$—	TBD	TBD
	Per share	$(0.50)	$—	TBD	TBD

B.	Actual results and forecast of estimated amortization of acquisition-related intangible assets as shown below ($M, except per share data). These adjustments are taxed at 21%.

		Q2 2023A	Q2 2024A	Q3 2024E	FY 2024E
	Pretax	$170	$185	$184	$729
	After-tax	$135	$146	$145	$576
	Per share	$1.25	$1.35	$1.34	$5.33

C.	Forecasted GAAP DEPS do not include any potential impacts associated with our minority investments in Indicor or Certinia. These impacts will be excluded from all non-GAAP results in future periods.

Note: Numbers may not foot due to rounding.

About Roper Technologies

Roper Technologies is a constituent of the Nasdaq 100, S&P 500, and Fortune 1000. Roper has a proven, long-term track record of compounding cash flow and shareholder value. The Company operates market leading businesses that design and develop vertical software and technology enabled products for a variety of defensible niche markets. Roper utilizes a disciplined, analytical, and process-driven approach to redeploy its excess capital toward high-quality acquisitions. Additional information about Roper is available on the Company’s website at www.ropertech.com.

Contact information:
Investor Relations
941-556-2601
investor-relations@ropertech.com

The information provided in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements may include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth, profit and cash flow expectations. Forward-looking statements may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes," "intends" and similar words and phrases. These statements reflect management's current beliefs and are not guarantees of future performance. They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. Such risks and uncertainties include our ability to identify and complete acquisitions consistent with our business strategies, integrate acquisitions that have been completed, realize expected benefits and synergies from, and manage other risks associated with, acquired businesses, including obtaining any required regulatory approvals with respect thereto. We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions and the conditions of the specific markets in which we operate, including risks related to labor shortages and rising interest rates, changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, cybersecurity and data privacy risks, including litigation resulting therefrom, risks related to political instability, armed hostilities, incidents of terrorism, public health crises (such as the COVID-19 pandemic) or natural disasters, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, including as a result of the current inflationary environment and ongoing supply chain constraints, environmental compliance costs and liabilities, risks and cost associated with litigation, potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products. Important risks may be discussed in current and subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

# # #

Roper Technologies, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in millions)

	June 30, 2024	December 31, 2023
ASSETS:

Cash and cash equivalents	$251.5	$214.3
Accounts receivable, net	739.9	829.9
Inventories, net	128.8	118.6
Income taxes receivable	48.0	47.7
Unbilled receivables	123.8	106.4
Other current assets	198.2	164.5
Total current assets	1,490.2	1,481.4

Property, plant and equipment, net	116.4	119.6
Goodwill	18,313.1	17,118.8
Other intangible assets, net	8,645.3	8,212.1
Deferred taxes	30.7	32.2
Equity investments	842.8	795.7
Other assets	409.0	407.7
Total assets	$29,847.5	$28,167.5

LIABILITIES AND STOCKHOLDERS’ EQUITY:

Accounts payable	$149.4	$143.0
Accrued compensation	189.5	250.0
Deferred revenue	1,468.3	1,583.8
Other accrued liabilities	469.7	446.5
Income taxes payable	30.9	40.4
Current portion of long-term debt, net	500.0	499.5
Total current liabilities	2,807.8	2,963.2

Long-term debt, net of current portion	6,923.9	5,830.6
Deferred taxes	1,585.4	1,513.1
Other liabilities	391.4	415.8
Total liabilities	11,708.5	10,722.7

Common stock	1.1	1.1
Additional paid-in capital	2,923.0	2,767.0
Retained earnings	15,374.3	14,816.3
Accumulated other comprehensive loss	(142.8)	(122.8)
Treasury stock	(16.6)	(16.8)
Total stockholders’ equity	18,139.0	17,444.8
Total liabilities and stockholders’ equity	$29,847.5	$28,167.5

Roper Technologies, Inc.
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in millions, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Net revenues	$1,716.8	$1,531.2	$3,397.5	$3,000.9
Cost of sales	523.5	464.1	1,023.2	915.2
Gross profit	1,193.3	1,067.1	2,374.3	2,085.7

Selling, general and administrative expenses	699.1	631.8	1,398.8	1,249.4
Income from operations	494.2	435.3	975.5	836.3

Interest expense, net	67.5	34.8	120.7	72.2
Equity investments (gain) loss, net	0.8	(66.0)	(56.2)	(64.8)
Other expense, net	0.6	2.8	1.8	5.1

Earnings before income taxes	425.3	463.7	909.2	823.8

Income taxes	88.2	102.7	190.1	178.5

Net earnings from continuing operations	337.1	361.0	719.1	645.3

Loss from discontinued operations, net of tax	—	—	—	(1.2)
Gain on disposition of discontinued operations, net of tax	—	3.9	—	3.9
Net earnings from discontinued operations	—	3.9	—	2.7

Net earnings	$337.1	$364.9	$719.1	$648.0

Net earnings per share from continuing operations:
Basic	$3.15	$3.38	$6.72	$6.06
Diluted	$3.12	$3.36	$6.66	$6.02

Net earnings per share from discontinued operations:
Basic	$—	$0.04	$—	$0.03
Diluted	$—	$0.04	$—	$0.02

Net earnings per share:
Basic	$3.15	$3.42	$6.72	$6.09
Diluted	$3.12	$3.40	$6.66	$6.04

Weighted average common shares outstanding:
Basic	107.1	106.6	107.0	106.4
Diluted	107.9	107.4	107.9	107.2

Roper Technologies, Inc.
Selected Segment Financial Data (unaudited)
(Amounts in millions; percentages of net revenues)

	Three months ended June 30,				Six months ended June 30,
	2024		2023		2024		2023
	Amount	%	Amount	%	Amount	%	Amount	%
Net revenues:
Application Software	$931.8		$770.3		$1,827.0		$1,531.7
Network Software	364.2		358.1		735.0		712.6
Technology Enabled Products	420.8		402.8		835.5		756.6
Total	$1,716.8		$1,531.2		$3,397.5		$3,000.9

Gross profit:
Application Software	$641.1	68.8%	$531.0	68.9%	$1,266.8	69.3%	$1,051.5	68.6%
Network Software	307.8	84.5%	303.9	84.9%	624.1	84.9%	603.3	84.7%
Technology Enabled Products	244.4	58.1%	232.2	57.6%	483.4	57.9%	430.9	57.0%
Total	$1,193.3	69.5%	$1,067.1	69.7%	$2,374.3	69.9%	$2,085.7	69.5%

Operating profit*:
Application Software	$251.1	26.9%	$201.2	26.1%	$490.7	26.9%	$394.4	25.7%
Network Software	159.1	43.7%	153.1	42.8%	326.1	44.4%	300.6	42.2%
Technology Enabled Products	146.7	34.9%	139.1	34.5%	282.9	33.9%	254.6	33.7%
Total	$556.9	32.4%	$493.4	32.2%	$1,099.7	32.4%	$949.6	31.6%

* Segment operating profit is before unallocated corporate general and administrative expenses and enterprise-wide stock-based compensation. These expenses were $62.7 and $58.1 for the three months ended June 30, 2024 and 2023, respectively, and $124.2 and $113.3 for the six months ended June 30, 2024 and 2023, respectively.

Roper Technologies, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in millions)
	Six months ended June 30,
	2024	2023
Cash flows from operating activities:
Net earnings from continuing operations	$719.1	$645.3
Adjustments to reconcile net earnings from continuing operations to cash flows from operating activities:
Depreciation and amortization of property, plant and equipment	18.5	17.3
Amortization of intangible assets	377.2	350.6
Amortization of deferred financing costs	4.5	5.1
Non-cash stock compensation	73.3	63.5
Equity investments gain, net	(56.2)	(64.8)
Income tax provision	190.1	178.5
Changes in operating assets and liabilities, net of acquired businesses:
Accounts receivable	96.7	46.7
Unbilled receivables	(17.7)	(14.9)
Inventories	(11.0)	(5.9)
Accounts payable	4.5	17.9
Other accrued liabilities	(47.3)	(91.0)
Deferred revenue	(122.6)	(98.3)
Cash income taxes paid	(284.3)	(231.5)
Other, net	(29.2)	(33.5)
Cash provided by operating activities from continuing operations	915.6	785.0
Cash used in operating activities from discontinued operations	—	(1.7)
Cash provided by operating activities	915.6	783.3

Cash flows from (used in) investing activities:
Acquisitions of businesses, net of cash acquired	(1,858.3)	(17.3)
Capital expenditures	(15.9)	(24.9)
Capitalized software expenditures	(20.5)	(19.3)
Distributions from equity investment	8.4	12.1
Other, net	(1.1)	(2.9)
Cash used in investing activities from continuing operations	(1,887.4)	(52.3)
Cash provided by disposition of discontinued operations	—	2.0
Cash used in investing activities	(1,887.4)	(50.3)

Cash flows from (used in) financing activities:
Borrowings under revolving line of credit, net	1,090.0	—
Cash dividends to stockholders	(160.6)	(144.8)
Proceeds from stock-based compensation, net	75.9	60.8
Treasury stock sales	10.3	8.4
Other	(0.2)	(0.2)
Cash provided by (used in) financing activities	1,015.4	(75.8)

Effect of exchange rate changes on cash	(6.4)	12.8

Net increase in cash and cash equivalents	37.2	670.0

Cash and cash equivalents, beginning of period	214.3	792.8

Cash and cash equivalents, end of period	$251.5	$1,462.8